UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21,  2012 (March 19, 2012)

Prospect Capital Corporation

(Exact name of registrant as specified in its charter)

MARYLAND	814-00659	43-2048643
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 44th Floor, New York, New York 10016

(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On March 19, 2012, Prospect Capital Corporation (“Prospect”) announced that Prospect has entered into a definitive agreement (“Agreement”) to provide debt and equity for the acquisition of the businesses of First Tower Corp. (“First Tower”), a private multiline specialty finance company based in Flowood, Mississippi with over 150 branch offices (the “Acquisition”).

Subject to the terms and conditions of the Agreement, which has been approved by the Board of Directors of both companies, if the Merger is completed, Prospect will acquire 80.1% of First Tower for $110.2 million of cash and 14.5 million shares of Prospect common stock. Prospect has the option, at Prospect’s sole discretion, to substitute up to 100% cash in lieu of such 14.5 million Prospect shares at a price per share based on average trading prices prior to the closing date.

The Agreement, which is included as Exhibit 2.1 to this current report on Form 8-K, contains (a) customary representations and warranties of Prospect, First Tower and other selling shareholders, including, among others: corporate organization, capitalization, power and authority, governmental approvals and filings, reports and regulatory matters, financial statements, taxes and tax returns, intellectual property rights, contracts and insurance; (b) covenants of First Tower to conduct its business in the ordinary course until the Acquisition is completed; (c) covenants of Prospect and First Tower not to take certain actions during such interim period; and (d) covenants of First Tower to cooperate with financing.  First Tower and signing shareholders have agreed to indemnify Prospect against certain matters including, among others, breaches of certain representations and warranties and adverse regulatory developments (subject to an earn-back provision).

Consummation of the Acquisition, which is currently anticipated to occur within 60 to 120 days, is subject to certain conditions, including but not limited to regulatory approvals, accuracy of the representations and warranties of the other party and compliance by the other party with its obligations under the Agreement.

The foregoing description of the Acquisition and the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 2.1 and is incorporated into this current report on Form 8-K by reference.

Forward-Looking Statements

Information set forth in this current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under Prospect’s control, and that Prospect may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements are subject to a number of risks, assumptions and uncertainties that include, but are not limited to risks associated with the acquisition, including (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the transaction due to the failure to obtain the necessary regulatory approval; (iii) the failure to satisfy other conditions to completion of the transaction; and (iv) other risks. Such statements speak only as of the time when made, and Prospect undertakes no obligation to update any such statement now or in the future.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

2.1          Master Purchase and Sale and Contribution Agreement, dated as of March 19, 2012, by and among Prospect Capital Corporation, First Tower Corp., certain other entities related to Prospect Capital Corporation and certain shareholders of First Tower Corp.

99.1        Press release dated March 20, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation

	By.	/s/ M. Grier Eliasek
	Name:	M. Grier Eliasek
	Title:	Chief Operating Officer

Date: March 21, 2012

Index to Exhibits

Exhibit Number	Description
2.1

Master Purchase and Sale and Contribution Agreement, dated as of March 19, 2012, by and among Prospect Capital Corporation, First Tower Corp., certain other entities related to Prospect Capital Corporation and certain shareholders of First Tower Corp.

99.1	Press release dated March 20, 2012